                            STOCK PURCHASE AGREEMENT

                                   MADE AS OF

                               FEBRUARY 26, 1998,

                         BUT EFFECTIVE JANUARY 1, 1998

                                    BETWEEN

                             INFOCURE CORPORATION,
                                     BUYER

                                      AND

                    KURT I. LAWRENCE, KAREN A. LAWRENCE AND
                               PHILIP E. WARENIK
                                    SELLERS

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   DEFINITIONS..........................................................     5

2.   SALE AND TRANSFER OF SHARES; CLOSING.................................    11

     2.1. Shares..........................................................    11
          ------

     2.2. Purchase Price..................................................    11
          --------------

     2.3. Closing.........................................................    13
          -------

     2.4. Closing Obligations.............................................    13
          -------------------

     2.5. Adjustment Procedure............................................    14
          --------------------

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS............................    15

     3.1. Organization and Good Standing..................................    15
          ------------------------------

     3.2. Authority; No Conflict..........................................    15
          ----------------------

     3.3. Capitalization..................................................    17
          --------------

     3.4. Financial Statements............................................    17
          --------------------

     3.5. Books and Records...............................................    18
          -----------------

     3.6. Title to Properties; Encumbrances...............................    18
          ---------------------------------

     3.7. Condition and Sufficiency of Assets.............................    19
          -----------------------------------

     3.8. Accounts Receivable.............................................    19
          -------------------

     3.9. Inventory.......................................................    20
          ---------

     3.10. No Undisclosed Liabilities.....................................    20
           --------------------------

     3.11. Taxes..........................................................    20
           -----

     3.12. No Material Adverse Change.....................................    21
           --------------------------

     3.13. Employee Benefits Matters......................................    21
           -------------------------

     3.14. Compliance With Legal Requirements; Governmental
           ------------------------------------------------
             Authorizations...............................................    22
             --------------

     3.15. Legal Proceedings; Orders......................................   23
           -------------------------

     3.16. Absence of Certain Changes and Events..........................   24
           -------------------------------------

     3.17. Contracts; No Defaults.........................................   25
           ----------------------

     3.18. Insurance......................................................   27
           ---------

     3.19. Environmental Matters..........................................   28
           ---------------------

     3.20. Employees......................................................   29
           ---------

     3.21. Labor Relations; Compliance....................................   29
           ---------------------------

     3.22. Intellectual Property Rights of Company........................   30
           ---------------------------------------

     3.23. Certain Payments...............................................   36
           ----------------

     3.24. Disclosure.....................................................   37
           ----------

     3.25. Relationships With Related Persons.............................   37
           ----------------------------------

     3.26. Brokers or Finders.............................................   38
           ------------------

     3.27. Special Representative Regarding MSI Integrated
           -----------------------------------------------
             Services, Inc................................................   38
             --------------

4.   REPRESENTATIONS AND WARRANTIES OF BUYER..............................   38

     4.1. Organization and Good Standing..................................   39
          ------------------------------

     4.2. Authority.......................................................   39
          ---------

     4.3. Investment Intent...............................................   39
          -----------------

     4.4. Certain Proceedings.............................................   39
          -------------------

     4.5. Brokers or Finders..............................................   39
          ------------------

5.   COVENANTS OF SELLERS PRIOR TO CLOSING DATE...........................   39

     5.1. Access and Investigation........................................   39
          ------------------------

     5.2. Operation of the Business of Company............................   40
          ------------------------------------

     5.3. Negative Covenant...............................................   40
          -----------------

     5.4. Required Approvals..............................................   40
          ------------------

     5.5. Notification....................................................   40
          ------------

     5.6. Payment of Indebtedness by Related Persons.....................    41
          ------------------------------------------

     5.7. No Negotiation.................................................    41
          --------------

6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE............................    41

     6.1. Approvals of Governmental Bodies/Third Party Consents..........    41
          -----------------------------------------------------

     6.2. Best Efforts...................................................    41
          ------------

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.................    41

     7.1. Accuracy of Representations....................................    42
          ---------------------------

     7.2. Sellers' and Company's Performance.............................    42
          ----------------------------------

     7.3. Consents.......................................................    43
          --------

     7.4. Additional Documents...........................................    43
          --------------------

     7.5. No Proceedings.................................................    43
          --------------

     7.6. No Claim Regarding Stock Ownership or Sale Proceeds............    43
          ---------------------------------------------------

     7.7. No Prohibition.................................................    43
          --------------

     7.8. Approval of Buyer's Lender.....................................    43
          --------------------------

     7.9. Due Diligence..................................................    43
          -------------

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE................    43

     8.1. Accuracy of Representations....................................    44
          ---------------------------

     8.2. Buyer's Performance............................................    45
          -------------------

     8.3. Consents.......................................................    45
          --------

     8.4. Additional Documents...........................................    45
          --------------------

     8.5. No Injunction..................................................    45
          -------------

9.   TERMINATION.........................................................    45

     9.1. Termination Events.............................................    45
          ------------------

     9.2. Effect of Termination..........................................    46
          ---------------------

10. INDEMNIFICATION; REMEDIES............................................    46

     10.1. Agreement by Sellers to Indemnify.............................    46
           ---------------------------------

     10.2. Agreements by Buyer to Indemnify..............................    48
           --------------------------------

     10.3. Matters Involving Third Parties...............................    49
           -------------------------------

     10.4. Other Agreements..............................................    50
           ----------------

11. GENERAL PROVISIONS...................................................    50

     11.1. Expenses......................................................    50
           --------

     11.2. Public Announcements..........................................    50
           --------------------

     11.3. Confidentiality...............................................    50
           ---------------

     11.4. Notices.......................................................    51
           -------

     11.5. Jurisdiction; Service of Process..............................    52
           --------------------------------

     11.6. Further Assurances............................................    52
           ------------------

     11.7. Waiver........................................................    52
           ------

     11.8. Entire Agreement and Modification.............................    53
           ---------------------------------

     11.9. Disclosure Schedule...........................................    53
           -------------------

     11.10. Assignments, Successors and No Third-Party Rights............    53
            -------------------------------------------------

     11.11. Severability.................................................    54
            ------------

     11.12. Section Headings; Construction...............................    54
            ------------------------------

     11.13. Time of Essence..............................................    54
            ---------------

     11.14. Governing Law................................................    54
            -------------

     11.15. Counterparts.................................................    54
            ------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of February 26, 1998, but effective as of January 1, 1998, by INFOCURE CORPORATION, a Delaware corporation ("Buyer"), KURT I. LAWRENCE, a resident of Georgia ("Mr. Lawrence"), KAREN A. LAWRENCE, a resident of Georgia ("Ms. Lawrence") and PHILIP E. WARENIK, a resident of Georgia ("Warenik" and collectively with Mr. Lawrence and Ms. Lawrence, "Sellers").

                                   RECITALS:

     Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Medical Software Integrators, Inc., a Georgia corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.


                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

14.  DEFINITIONS.

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.:

     "ADJUSTMENT AMOUNT" - as defined in Section 2.5.

     "APPLICABLE CONTRACT" - any Contract (i) under which Company has or may acquire any rights; (ii) under which Company has or may become subject to any obligation or liability or (iii) by which Company or any of the assets owned or used by it is or may become bound.

     "BEST EFFORTS" - the efforts that a prudent Person desirous of achieving a result would reasonably use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation
                                          --------  -------
to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "BREACH" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision or (ii) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

     "BUYER" - as defined in the first paragraph of this Agreement.

     "BUYER'S STOCK" - the Common Stock of InfoCure Corporation, a Delaware corporation, having a par value of $.001 per share.

     "CLOSING" - as defined in Section 2.3.

     "CLOSING DATE" - the date and time as of which the Closing actually takes place.

     "COMPANY" - as defined in the Recitals of this Agreement.

     "CONSENT" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including:

          A.   The sale of the Shares by Sellers to Buyer;

          B. The execution, delivery, and performance of the Employment Agreements, the Restrictive Covenant Agreements, the Escrow Agreement and the Registration Rights Agreements;

          C. The performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

          D. Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

     "CONTRACT" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DAMAGES" - any loss, liability, claim, damages (including, without limitation, incidental and consequential damages), expense (including, without limitation, costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third party.

     "DISCLOSURE SCHEDULE" - the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

     "EMPLOYMENT AGREEMENTS" - as defined in Section 2.4.A.(iv).

     "ENCUMBRANCE" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENTAL REQUIREMENTS" - means federal, state and local laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes.

     "ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ESCROW AGREEMENT" - as defined in Section 2.4.(vii).

     "FACILITIES" - any real property, leaseholds, or other interests currently or formerly owned or operated by Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Company.

     "GAAP" - generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4. were prepared.

     "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" - any:

          A. Nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          B.   Federal, state, local, municipal, foreign, or other government;

          C. Governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          D.   Multi-national
organization or body; or

          E. Body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          A.   Such individual is actually aware of such fact or other matter;
or

          B. A prudent individual given his position with Company could be expected to discover or otherwise become aware of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer within the last five (5) years, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "OPERATING INCOME" - means the net income of Company determined in accordance with GAAP before income taxes and after all other charges except:

          A. Unless otherwise approved by Mr. Lawrence, any general and administrative expense (i.e., allocation of Buyer's general corporate overhead)
                        ----
attributable to the Buyer and all subsidiaries of Buyer that is not directly related to the operation of Company in the Ordinary Course of Business; provided, however, Operating Income shall include reimbursement by Company of expenses at a fair market price mutually agreed to by Buyer and Mr. Lawrence for expenses previously incurred by Company, but that have for administrative convenience or efficiency reasons been centralized with Buyer; and

          B. Any amortization of goodwill of Buyer and all Subsidiaries of Buyer.

In the event that certain expenses incurred by the Company are for the principal or partial benefit of Buyer or other subsidiaries of Buyer, then the parties hereto shall endeavor to track and determine in a fair and equitable manner that portion of such expenses that should fairly and reasonably be allocated to Buyer or such other subsidiaries of Buyer, and therefore not included in arriving at Operating Income for purposes of this Agreement.

     "ORDER" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          A. Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          B. Such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          C. Such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" - (i) the Articles or Certificate of Incorporation and the Bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person and (iii) any amendment to any of the foregoing.

     "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN" - as defined in Section 3.13.1.

     "PROCEEDING" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "RELATED PERSON" - with respect to a particular individual:

          A.   Each other member of such individual's Family;

          B. Any Person that is directly or indirectly controlled by such individual or one (1) or more members of such individual's Family;

          C. Any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          D. Any Person with respect to which such individual or one (1) or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          A. Any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          B.   Any Person that holds a Material Interest in such specified
Person;

          C. Each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          D.   Any Person in which such specified Person holds a Material
Interest;

          E. Any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          F.   Any Related Person of any individual described in clause B. or C.

     For purposes of this definition, (i) the "Family" of an individual includes
(1) the individual; (2) the individual's spouse and former spouses; (3) any other natural person who is related to the individual or the individual's spouse within the second degree and (4) any other natural person who resides with such individual and (2) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or equity interests in a Person.

     "REPRESENTATIVE" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "RESTRICTIVE COVENANT AGREEMENTS" - as defined in Section 2.4.A.(iii).

     "SECURITIES ACT" - the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SELLERS" - as defined in the first paragraph of this Agreement.

     "SHARES" - as defined in the Recitals of this Agreement.

     "SUBSIDIARY" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one (1) or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of Company.

     "TAX RETURN" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREATENED" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

15.  SALE AND TRANSFER OF SHARES; CLOSING.

     15.1. SHARES. Subject to the terms and conditions of this Agreement, at the
           ------
Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

     15.2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the
           --------------
Shares shall equal: (i) the "Base Consideration Amount" (as defined in Section 2.2.A. below) plus the "Earnout Amount" (as defined in Section 2.2.C. below).

          A. The "Base Consideration Amount" shall be equal to Seven Million Two Hundred Thousand and No/100 Dollars ($7,200,000.00).

          B.   The Base Consideration Amount shall be paid:

               (i)   Eighty percent (80%) (i.e., $5,760,000.00) in cash (the
                                           ----
"Cash Base Consideration"); and

               (ii)  Twenty percent (20%) (i.e., $1,440,000.00) in Buyer's Stock
                                           ----
valued at the average of the closing bid price per share of Buyer's Stock for the five (5) trading days on which such stock is traded immediately preceding the Closing Date (the "Stock Base Consideration").

          Ten percent (10%) of the Cash Base Consideration (i.e., $576,000.00)
                                                            ----
shall be paid to the Escrow Agent at Closing as provided in Section 2.4.A.(vii) below and the balance of the Cash Base Consideration shall be paid to the Sellers in the following proportions: Mr. Lawrence seventy-six and one-half percent (76.5%), Ms. Lawrence ten percent (10%) and Warenik thirteen and one-half percent (13.5%). Any Buyer's Stock payable hereunder and issued by Buyer in payment of the Stock Base Consideration shall have the benefit of the Registration Rights Agreement (as defined in Section 2.4.B.(ii)).

          C. The "Earnout Amount" shall mean an amount not to exceed Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00) in the aggregate or One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) with respect to each of two (2) separate "Earnout Periods." The "Earnout Periods" shall mean the "First Earnout Period" (January 1, 1998, through and including December 31, 1998) and the "Second Earnout Period" (January 1, 1999, through and including December 31, 1999).

          The exact amount of the Earnout Amount for the First Earnout Period and the Second Earnout Amount shall be determined as follows:

               (i) If the Operating Income of Company determined at the end of the First Earnout Period exceeds One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00), then for each One and No/100 Dollar ($1.00) of such excess the Sellers shall earn an additional Six and No/100 Dollars ($6.00) of Purchase Price for the First Earnout Period; and

               (ii) If the Operating Income of Company determined at the end of the Second Earnout Period exceeds One Million Two Hundred Thousand and No/100 Dollars $1,200,000.00), then for each One and No/100 Dollar ($1.00) of such excess the Sellers shall earn an additional Six and No/100 Dollars ($6.00) of Purchase Price for the Second Earnout Period.

          D. The Earnout Amount for the First Earnout Period and the Earnout Amount for the Second Earnout Period, if any, due Sellers under Section 2.2.C. shall be paid as follows:

               (i) In Buyer's Stock, which stock shall be valued at the average of the closing bid price per share of Buyer's Stock for the five (5) trading days on which such stock is traded immediately preceding December 31, 1998 (in the case of the First Earnout Period) or December 31, 1999 (in the case of the Second Earnout Period), as the case may be. Any Earnout Amount which is due Sellers shall be paid within one hundred twenty (120) days of the end of the respective Earnout Period for which the Earnout Amount is earned and shall be paid to Sellers in the following proportions: Mr. Lawrence seventy-six and one-half percent (76.5%), Ms. Lawrence ten percent (10%) and Warenik thirteen and one-half percent (13.5%). The Earnout Amount shall be paid to Sellers only if
                                                                      -------
the employment conditions set forth in Section 2.2.D.(ii) are satisfied and if an Earnout Amount is earned for the First Earnout Period, Buyer shall deliver said Earnout Amount for the First Earnout Period to the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement (as defined in Section 2.4.A.(vii)).

               (ii) Buyer agrees to pay or to cause the Company to pay the Earnout Amount to each of the Sellers in the portions set forth above if and only if said Seller remains employed full-time by the Company, the Buyer or a Subsidiary of Buyer throughout the entire term of both of the Earnout Periods unless his or her full-time employment is terminated during either of the Earnout Periods by death, disability, or by the Company, Buyer or a Subsidiary of Buyer for a reason other than for cause; provided, however, with respect to Ms. Lawrence, she shall only be entitled to receive her portion of the Earnout Amount if Mr. Lawrence is entitled to receive his portion of the Earnout Amount.

                     For purposes of this Section, "disability" and "cause" shall be defined in the same manner as said terms are defined or provided in Mr. Lawrence's and Mr. Warenik's respective Employment Agreements of even date herewith.

                     Should any one of the Sellers forfeit his or her right to receive part of the Earnout Amount, said amount shall not be payable to any Seller.

               (iii) In order to ensure the parties hereto that the Earnout Amount is computed by the Accountants in accordance with this Agreement and with GAAP in a fair and disinterested manner, the parties agree that the procedure set forth in Section 2.5 shall be used to settle any disputes.

               (iv) Any Buyer's Stock issued by the Buyer in payment of the Earnout Amount shall have the benefit of the Registration Rights Agreement as defined in Section 2.4.B.(ii).

     15.3. CLOSING. The purchase and sale (the "Closing") provided for in this
           -------
Agreement will take place at the offices of Morris, Manning & Martin, L.L.P., Buyer's counsel, at 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, at 10:00 a.m. (local time) on February ___, 1998, or at such other time and place as the parties may agree; provided, however, the Closing shall be effective as of January 1, 1998.

     Except as otherwise provided in Section 9., failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3. will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     15.4. CLOSING OBLIGATIONS.  At the Closing:
           -------------------

          A.   Sellers will deliver to Buyer:

               (i) Certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with a medallion guaranteed signatures (guaranteed by a commercial bank or by a member firm of the New York Stock Exchange), for transfer to Buyer;

               (ii)   Opinion of Counsel. Buyer shall have received an opinion
                      ------------------
dated the Closing Date from Manko & Hogan, counsel for Sellers, substantially in the form of EXHIBIT A attached hereto;
            ---------

               (iii)  Restrictive Covenant Agreements. Company and each Seller
                      -------------------------------
shall have each entered into a restrictive covenant agreement (the "Restrictive Covenant Agreement") with Buyer, substantially in the form of EXHIBIT B hereto;
                                                              ---------

               (iv)   Employment Agreements.  Mr. Lawrence and Warenik shall
                      ---------------------
have entered into an employment agreement with Buyer, substantially in the forms of EXHIBIT C and EXHIBIT D hereto, respectively;
   ---------     ---------

               (v)    Good Standing Certificate. Seller shall have delivered to
                      -------------------------
Buyer a certificate evidencing the good standing of Company as of a recent practicable date;

               (vi) Employee Covenants Agreements. Each employee, agent, officer and director of Company listed on SCHEDULE 2.4 to the Disclosure
                                          ------------
Schedule shall have executed and delivered to Buyer a Covenants Agreement in favor of Buyer in the form of EXHIBIT E;
                              ---------

               (vii)  Escrow Agreement.  Each Seller shall have entered into an
                      ----------------
escrow agreement (the "Escrow Agreement") with Buyer and SunTrust Bank, Atlanta as escrow agent substantially in the form of EXHIBIT F hereto;
                                             ---------

               (viii) A certificate substantially in the form of EXHIBIT G
                                                                 ---------
hereto, executed by Sellers representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule that were delivered by Sellers to Buyer prior to the Closing Date in accordance with
Section 5.5.);

               (ix)   PER Agreement.  An exclusive distributorship agreement
                      -------------
with Physician's Equity Resources, Inc., in the form of EXHIBIT L;
                                                        ---------

               (x)    Subscription Agreements. Subscription Agreements of each
                      -----------------------
Seller in the form of EXHIBIT M;
                      ---------

               (xi)   Termination of Shareholders Agreement.  A Termination of
                      -------------------------------------
Shareholders Agreement, executed by Sellers and Company in the form of EXHIBIT
                                                                       -------
N;
-
               (xii)  Termination of Steve Avery's Employment Agreement.  A
                      -------------------------------------------------
Termination of Steve Avery's Employment Agreement, executed by Company and Steve Avery in the form of EXHIBIT O; and
                     ---------

          (xiii)  Assignment and Assumption of Lease; Assumption Agreement.  An
                  --------------------------------------------------------
Assignment and Assumption of Lease and an Assumption Agreement in the form of EXHIBIT P.
---------

          B.   Buyer will deliver to Sellers:

               (i) The following amounts by wire transfer to accounts specified in EXHIBIT H attached hereto by Mr. Lawrence, Ms. Lawrence and
             ---------
Warenik, respectively: $3,965,760.00 to Mr. Lawrence, $518,400.00 to Ms. Lawrence and $699,840.00 to Warenik;

               (ii) Certificates representing seventy-seven thousand eight hundred fifty-two (77,852) shares of Buyer's Stock issued to Mr. Lawrence, thirteen thousand seven hundred thirty-eight (13,738) shares of Buyer's Stock issued to Ms. Lawrence and ten thousand one hundred seventy-seven (10,177) shares of Buyer's Stock issues to Warenik and the Registration Rights Agreements of Sellers substantially in the form of EXHIBIT I hereto;
                                        ---------

               (iii) The sum of $576,000.00 to the Escrow Agent by wire transfer in accordance with the Escrow Agreement;

               (iv)  A certificate in the form of EXHIBIT J hereto executed by
                                                  ---------
Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

               (v) Sellers shall have received an opinion dated the Closing Date from Morris, Manning & Martin, L.L.P., counsel for Buyer, substantially in the form of EXHIBIT K hereto.
            ---------

     15.5. ADJUSTMENT PROCEDURE. In order to insure the parties hereto that the
           --------------------
Earnout Amount portion of the Purchase Price is computed by BDO Seidman, L.L.P. (the "Accountants") in accordance with this Agreement and with GAAP in a fair and disinterested manner, the parties agree as follows:

     Each party shall have the right to examine during normal business hours such books and records of the other party as may be reasonably necessary in order to verify any determination of the Accountants under this Agreement. If any party disagrees with any such determination, then that party may submit, at its sole expense, within thirty (30) days an alternate determination prepared by a certified public accountant, which the other party may accept or reject in its reasonable discretion. If the other party rejects the alternate determination, then the contesting party shall be entitled to submit such dispute to a certified public accountant acceptable to both parties who shall determine the accuracy and correctness of the Accountant's original determination. Both parties shall each bear one-half (1/2) of the expenses of such certified public accountant. Any additional amounts payable by a party as a result of the other party's alternate determination shall be made within fifteen (15) days following the acceptance of such alternate determination or the resolution of such dispute, as the case may be.

16.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

     Sellers, jointly and severally, represent and warrant to Buyer as follows:

     16.1. ORGANIZATION AND GOOD STANDING.
           ------------------------------

          A.  SCHEDULE 3.1 of the Disclosure Schedule contains a complete and
              ------------
accurate list of Company's name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each).

          Company is a corporation duly organized, validly existing, and in good standing under the laws of Georgia, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.

          Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          B. Sellers have delivered to Buyer copies of the Organizational Documents of Company, as currently in effect.

    16.2. AUTHORITY; NO CONFLICT.
          ----------------------

          A. This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Escrow Agreement, the Employment Agreements, the Registration Rights Agreement and the Restrictive Covenant Agreements (collectively, the "Sellers' Closing

Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

          Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

          B.   Except as set forth in SCHEDULE 3.2 of the Disclosure Schedule,
                                      ------------
neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) Contravene, conflict with, or result in a violation of (1) any provision of the Organizational Documents of Company or (2) any resolution adopted by the board of directors or the stockholders of Company;

               (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Company or either Seller, or any of the assets owned or used by Company, may be subject;

               (iii) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Company or that otherwise relates to the business of, or any of the assets owned or used by, Company;

               (iv) Cause Buyer or Company to become subject to, or to become liable for the payment of, any Tax;

               (v) Cause any of the assets owned by Company to be reassessed or revalued by any taxing authority or other Governmental Body;

               (vi) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (vii) Result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Company.

     Except as set forth in SCHEDULE 3.2 of the Disclosure Schedule, none of the
                            ------------
Sellers nor Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          C. If, pursuant to the terms of Section 2.2.C., Sellers are entitled to receive an Earnout Amount, said Earnout Amount shall be paid in Buyer's Stock which Sellers shall acquire for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

     16.3. CAPITALIZATION. The authorized equity securities of Company consist
           --------------
of one hundred thousand (100,000) shares of common stock, no par value per share, of which sixty-six thousand six hundred sixty-seven (66,667) shares are issued and outstanding and constitute the Shares.

     Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Mr. Lawrence owns fifty-one thousand (51,000) of the Shares, Ms. Lawrence owns six thousand six hundred sixty-seven (6,667) of the Shares and Warenik owns nine thousand (9,000) of the Shares.

     With the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of Company are owned of record and beneficially by Company, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of Company.

     All of the outstanding equity securities of Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Company.

     None of the outstanding equity securities or other securities of Company was issued in violation of the Securities Act or any other Legal Requirement. Company does not own, nor does it have any Contract to acquire, any equity securities or other securities of any Person (other than Company) or any direct or indirect equity or ownership interest in any other business.

     16.4. FINANCIAL STATEMENTS. Sellers have delivered to Buyer, as set forth
           --------------------
on SCHEDULE 3.4:
   ------------

          A. Unaudited balance sheets of Company as of December 31, 1995, and as of June 30 in each of the years 1994 and 1995, and the related statements of income for each of the fiscal years then ended.

          B. Audited balance sheets of Company as of December 31 in each of the years 1996 and 1997, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, prepared by the accounting firm of BDO Seidman, L.L.P. (the "Accountants") in accordance with this Agreement and with GAAP consistently applied (collectively the "Financial Statements" and such balance sheet dated December 31, 1997, and related statements of income, changes in stockholders' equity and cash flow sometimes hereinafter refereed to as the "Closing Date Financial Statements").

     The Financial Statements and notes, if any, fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes.

     No financial statements of any Person, other than Company, are required by GAAP to be included in the Financial Statements of Company.

     16.5. BOOKS AND RECORDS. The books of account, minute books, stock record
           -----------------
books, and other records of Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices.

     The minute books of Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for and no material action has been taken at any meeting for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Company.

     16.6. TITLE TO PROPERTIES; ENCUMBRANCES. SCHEDULE 3.6  of the Disclosure
           ---------------------------------  ------------
Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or Company and relating to such property or interests.

     Company owns (with good and marketable title in the case of real property, subject only to the Encumbrances permitted by this Section) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Company or reflected as owned in the books and records of Company, including all of the properties and assets reflected in the Closing Date Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in SCHEDULE 3.6 of the Disclosure Schedule).
             ------------

     All material properties and assets reflected in the Closing Date Financial Statements are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets:

          A. Mortgages or security interests shown on the Closing Date Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists;

          B.   Liens for current taxes not yet due; and

     C.     With respect to real property:

            (i) Minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Company; and

            (ii) Zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

     All buildings, plants, and structures owned by Company lie wholly within the boundaries of the real property owned by Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     16.7.  CONDITION AND SUFFICIENCY OF ASSETS.  The buildings, plants,
            -----------------------------------
structures, and equipment of Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of Company are sufficient for the continued conduct of Company' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     16.8.  ACCOUNTS RECEIVABLE.  All accounts receivable of Company that are
            -------------------
reflected on the Closing Date Financial Statements or on the accounting records of Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

     Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Closing Date Financial Statements or on the accounting records of Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Closing Date Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging).

     Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred fifty
(150) days after the day on which it first becomes due and payable. To the Knowledge of Sellers, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     SCHEDULE 3.8 of the Disclosure Schedule contains a complete and accurate
     ------------
list of all Accounts Receivable as of December 31, 1997, which list sets forth the aging of such Accounts Receivable.

     16.9.  INVENTORY.  All inventory of Company, whether or not reflected in
            ---------
the Closing Date Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Closing Date Financial Statements or on the accounting records of Company as of the Closing Date, as the case may be.

     The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Company.

     16.10. NO UNDISCLOSED LIABILITIES.  Except as set forth in SCHEDULE 3.10 of
            --------------------------                          -------------
the Disclosure Schedule, Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Closing Date Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     16.11. TAXES.
            -----

            16.11.1.  Except as set forth on SCHEDULE 3.11 to the Disclosure
                                             -------------
Schedule, Company has timely filed all tax returns and reports required to be filed by it, including, without limitation, all federal, state and local tax returns, and has paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which have become due or which are attributable to the conduct of Company's business prior to Closing. Company will continue to make adequate provision for all such taxes and other charges for all periods through the Closing Date.

            Except as set forth on SCHEDULE 3.11 to the Disclosure Schedule,
                                   -------------
Company and Sellers have no Knowledge of any tax deficiency proposed or threatened against Company. There are no tax liens upon any property or assets of Company.

            Except as set forth on SCHEDULE 3.11 to the Disclosure Schedule,
                                   -------------
Company has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

            16.11.2.  Except as set forth on SCHEDULE 3.11 to the Disclosure
                                             -------------
Schedule, all taxes and other assessments and levies which Company was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity.

            16.11.3.  Except as set forth in SCHEDULE 3.11 to the Disclosure
                                             -------------
Schedule, the federal and state income tax returns and local returns, if any, of Company have never been audited by the income tax authorities, nor are any such audits in process. Except as set forth in SCHEDULE 3.11, to the Disclosure
                                          -------------
Schedule there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income tax returns of Company for any period.

            16.11.4. Under its contracts with its customers for sales or licenses of Software (as defined in Section 3.22. below), to the Knowledge of Company and Sellers, such customers are liable for any and all sales or use taxes imposed by virtue of or with respect to such sales or licenses.


     16.12. NO MATERIAL ADVERSE CHANGE.  Since December 31, 1997, there has not
            --------------------------
been any material adverse change in the business, operations, properties, prospects, assets, or condition of Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     16.13. EMPLOYEE BENEFITS MATTERS.
            -------------------------

            16.13.1.  SCHEDULE 3.13.1 lists all plans, programs, and similar
                      ---------------
agreements, commitments or arrangements, whether oral or written, maintained by or on behalf of Company or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of Company ("Plan" or "Plans"). Except as set forth on SCHEDULE 3.13.1 to the Disclosure Schedule only
                                 ---------------
current and former employees of Company participate in the Plans. Copies of all Plans and, to the extent applicable, all related trust agreements, actuarial reports, and valuations for the most recent three (3) years, all summary plan descriptions, prospectuses, Annual Report Form 5500s or similar forms (and attachments thereto) for the most recent three (3) years, all Internal Revenue Service determination letters, and any related documents requested by Buyer, including all amendments, modifications and supplements thereto, have been delivered to Buyer, and all of the same are or will be true, correct and complete.

            16.13.2.     With respect to each Plan to the extent applicable:

                    A. No litigation or administrative or other proceeding is pending or threatened involving such Plan;

                    B. To the Knowledge of each Seller , such Plan has been administered and operated in substantial compliance with, and has been amended to comply with all applicable laws, rules, and regulations, including, without limitation, ERISA, the Internal Revenue Code, and the regulations issued under ERISA and the Internal Revenue Code;

                    C. Company and its predecessors, if any, have made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan;

                    D. Such Plan is fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof;

                    E. On the Closing Date such Plan will be fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing Date, or adequate reserves will be set up on Company's books and records, or paid-up insurance will be provided, therefor; and

                    F. Such Plan has been administrated and operated only in the ordinary and usual course and in accordance with its terms, and there has not been in the four (4) years prior hereto any increase in the liabilities of such Plan beyond increases typically experienced by employers similar to Company.

     16.14. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.
            ---------------------------------------------------------------

            A.  Except as set forth in SCHEDULE 3.14 of the Disclosure Schedule:
                                       -------------

                (i) Company is, and at all times since December 31, 1992, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) (1) may constitute or result in a violation by Company of, or a failure on the part of Company to comply with, any Legal Requirement or (2) may give rise to any obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                (iii) Company has not received, at any time since December 31, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (1) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement or (2) any actual, alleged, possible, or potential obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          B.   SCHEDULE 3.14 of the Disclosure Schedule contains a complete and
               -------------
accurate list of each Governmental Authorization that is held by Company or that otherwise relates to the business of, or to any of the assets owned or used by, Company. Each Governmental Authorization listed or required to be listed in
SCHEDULE 3.14 of the Disclosure Schedule is valid and in full force and effect.
-------------
Except as set forth in SCHEDULE 3.14 of the Disclosure Schedule:
                       -------------

               (i) Company is, and at all times since December 31, 1992, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in SCHEDULE
                                                                      --------
3.14 of the Disclosure Schedule;
----

               (ii) No event has occurred or circumstance exists that may (with or without notice or lapse of time) (1) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in SCHEDULE
                                                                     --------
3.14 of the Disclosure Schedule or (2) result directly or indirectly in the
----
revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SCHEDULE 3.14 of the Disclosure Schedule;
   -------------

               (iii) Company has not received, at any time since December 31, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (1) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (2) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
SCHEDULE 3.14 of the Disclosure Schedule have been duly filed on a timely basis
-------------
with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in SCHEDULE 3.14 of the Disclosure
                                               -------------
Schedule collectively constitute all of the Governmental Authorizations necessary to permit Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit Company to own and use their assets in the manner in which they currently own and use such assets.

     16.15. LEGAL PROCEEDINGS; ORDERS.
            -------------------------

            A. Except as set forth in SCHEDULE 3.15 of the Disclosure Schedule,
                                      -------------
there is no pending Proceeding:

               (i) That has been commenced by or against Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Company; or

               (ii) That challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of Sellers and Company, (i) no such Proceeding has been Threatened and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in SCHEDULE 3.15 of the
                                                      -------------
Disclosure Schedule.  The Proceedings listed in SCHEDULE 3.15 of the Disclosure
                                                -------------
Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of Company.

            B. Except as set forth in SCHEDULE 3.15 of the Disclosure Schedule:
                                       -------------

               (i) There is no Order to which any of Company, or any of the assets owned or used by Company, is subject;

               (ii) Neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, Company; and

               (iii) No officer, director, agent, or employee of Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Company.

          C.   Except as set forth in SCHEDULE 3.15 of the Disclosure Schedule:
                                      -------------

               (i) Company is, and at all times since December 31, 1992, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Company, or any of the assets owned or used by Company, is subject; and

               (iii) Company has not received, at any time since December 31, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Company, or any of the assets owned or used by Company, is or has been subject.

     16.16  ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
            -------------------------------------
SCHEDULE 3.16 of the Disclosure Schedule, since December 31, 1997, Company has
-------------
conducted its business only in the Ordinary Course of Business and there has not been any:

            A. Change in Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            B.  Amendment to the Organizational Documents of Company;

            C. Payment or increase by Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            D. Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Company;

            E. Damage to or destruction or loss of any asset or property of Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Company, taken as a whole;

            F. Entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement or (ii) any Contract or transaction involving a total remaining commitment by or to Company of at least Five Thousand and No/100 Dollars ($5,000.00);

            G. Sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Company, including the sale, lease, or other disposition of any of the Software and Intangibles;

            H. Cancellation or waiver of any claims or rights with a value to Company in excess of Five Thousand and No/100 Dollars ($5,000.00);

            I.  Material change in the accounting methods used by Company; or

            J. Agreement, whether oral or written, by Company to do any of the foregoing.

     16.17. CONTRACTS; NO DEFAULTS.
            ----------------------

            A.  SCHEDULE 3.17(A) of the Disclosure Schedule contains a complete
                ----------------
and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

            (i) Each Applicable Contract that involves performance of services or delivery of goods or materials by Company of an amount or value in excess of Five Thousand and No/100 Dollars ($5,000.00);

            (ii) Each Applicable Contract that involves performance of services or delivery of goods or materials to Company of an amount or value in excess of Five Thousand and No/100 Dollars ($5,000.00);

            (iii) Each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Company in excess of Five Thousand and No/100 Dollars ($5,000.00);

            (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Five Thousand and No/100 Dollars ($5,000.00) and with terms of less than one (1) year);

               (v) Each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Software and Intangibles;

               (vi) Each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vii) Each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Company with any other Person;

               (viii) Each Applicable Contract containing covenants that in any way purport to restrict the business activity of Company or any Affiliate of an Company or limit the freedom of Company or any Affiliate of an Company to engage in any line of business or to compete with any Person;

               (ix) Each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (x) Each power of attorney that is currently effective and outstanding;

               (xi) Each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Company to be responsible for consequential damages;

               (xii) Each Applicable Contract for capital expenditures in excess of Five Thousand and No/100 Dollars ($5,000.00);

               (xiii) Each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Company other than in the Ordinary Course of Business; and

               (xiv) Each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          B.   SCHEDULE 3.17(A) of the Disclosure Schedule sets forth reasonably
               ----------------
complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Company under the Contracts, and Company' office where details relating to the Contracts are located.

          C.   Except as set forth in SCHEDULE 3.17(C) of the Disclosure
                                      ----------------
Schedule:

               (i) Neither Seller (and no Related Person of either Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, Company; and

               (ii) To the Knowledge of Sellers and Company, no officer, director, agent, employee, consultant, or contractor of Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (1) engage in or continue any conduct, activity, or practice relating to the business of Company or (2) assign to Company or to any other Person any rights to any invention, improvement, or discovery.

          D.   Except as set forth in SCHEDULE 3.17(D) of the Disclosure
                                      ----------------
Schedule, each Contract identified or required to be identified in SCHEDULE
                                                                   --------
3.17(A) of the Disclosure Schedule is in full force and effect and is valid and
-------
enforceable in accordance with its terms.

          E.   Except as set forth in SCHEDULE 3.17(E) of the Disclosure
                                      ----------------
Schedule:

               (i) Company is, and at all times since December 31, 1992, has been, in full compliance with all applicable terms and requirements of each Contract under which such Company has or had any obligation or liability or by which such Company or any of the assets owned or used by such Company is or was bound;

               (ii) Each other Person that has or had any obligation or liability under any Contract under which Company has or had any rights is, and at all times since December 31, 1992, has been, in full compliance with all applicable terms and requirements of such Contract;

               (iii) No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) Company has not given to or received from any other Person, at any time since December 31, 1992, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

          F. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          G. The Contracts relating to the sale, design, manufacture, or provision of products or services by Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

    16.18.INSURANCE.
          ---------

          A.   Sellers have delivered to Buyer:

               (i) True and complete copies of all policies of insurance to which Company is a party or under which Company, or any director of Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement;

               (ii) True and complete copies of all pending applications for policies of insurance; and

               (iii) Any statement by the auditor of Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          B.   Except as set forth on SCHEDULE 3.18(B) of the Disclosure
                                      ----------------
Schedule:

               (i) All policies to which Company is a party or that provide coverage to either Seller, Company, or any director or officer of an Company:

                      (1)  Are valid, outstanding, and enforceable;

                      (2) Taken together in the reasonable judgment of Sellers, provide adequate insurance coverage for the assets and the operations of Company for all risks to which Company are normally exposed;

                      (3) Are sufficient for compliance with all Legal Requirements and Contracts to which Company is a party or by which it is bound;

                      (4) Will continue in full force and effect following the consummation of the Contemplated Transactions; and

                      (5) Do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Company.

               (ii) Neither Company nor either Seller has received (1) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (2) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which Company is a party or that provides coverage to Company or director thereof.

               (iv) Company has given notice to the insurer of all claims that may be insured thereby.

    16.19. ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.19 of the
           ---------------------                          -------------
Disclosure Schedule, Company has obtained and is in compliance with all permits, licenses and other authorizations required to do business by Environmental Requirements. To each Seller's Knowledge, there are no conditions, circumstances, activities, practices, incidents, or actions

(collectively, "Conditions") resulting from the conduct of its business which Conditions may reasonably form the basis of any claim or suit against Company based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling by Company, or the emission, discharge, release or threatened release by Company into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes.

    16.20.EMPLOYEES.
          ---------

          A.   SCHEDULE 3.20 of the Disclosure Schedule contains a complete and
               -------------
accurate list of the following information for each employee or director of Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation and any change in compensation since December 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

          B. No employee or director of Company is to Sellers' Knowledge a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Company or (ii) the ability of Company to conduct its business, including any Proprietary Rights Agreement with Sellers or Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of Company intends to terminate his employment with such Company.

          C.   SCHEDULE 3.20 of the Disclosure Schedule also contains a complete
               -------------
and accurate list of the following information for each retired employee or director of Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

    16.21.LABOR RELATIONS; COMPLIANCE.  Since December 31, 1992, Company has not
          ---------------------------
been nor is a party to any collective bargaining or other labor Contract. Since December 31, 1992, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened:

          A. Any strike, slowdown, picketing, work stoppage or employee grievance process;

          B. Any Proceeding against or affecting Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable

Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of Company or their premises; or

          C. Any application for certification of a collective bargaining agent.

     No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Company, and no such action is contemplated by Company. Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

     Company is not liable for the payment of any compensation, Damages, taxes, fines, penalties, or other amounts, however, designated, for failure to comply with any of the foregoing Legal Requirements.

    16.22.INTELLECTUAL PROPERTY RIGHTS OF COMPANY.
          ---------------------------------------

          A.   DEFINITIONS.  As used in this Agreement, and in addition to any
               -----------
other terms defined in this Agreement, the following terms shall have the following meanings.

               (i)    "Software" means any computer program, operating system,
                       --------
applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

               (ii)   "Owned Software" means all Software owned by Company,
                       --------------
whether purchased from a third party, developed by or on behalf of Company, currently under development or otherwise.

               (iii)  "Customer Software" means all Software, other than the
                       -----------------
Owned Software, that is, directly or through Distributors, either (x) offered or provided to customers of Company or (y) used by Company to provide information or services to customers of Company for a fee.

               (iv)   "Company Software" means the Owned Software and the
                       ----------------
Customer Software.

               (v)    "Other Software" means all Software, other than Company
                       --------------
Software, that is licensed by Company from third parties or otherwise used by Company for any purpose whatsoever.

               (vi)   "Distributor" means Company, any value added reseller,
                       -----------
original equipment manufacturer, distributor, or similar entity.

               (vii)  "Distributor Agreement" means a license agreement or other
                       ---------------------
written or oral agreement or permission between Company and a Distributor.

               (viii) "Customer License Agreement" means a license agreement or
                       --------------------------
other written or oral agreement or permission, other than a Distributor Agreement, by which Company has granted to any third party any rights regarding Company Software or any Intangibles thereof.

               (ix)   "Supplier License Agreement" means a license agreement or
                       --------------------------
other written or oral agreement or permission by which a third party has granted to Company any rights regarding any Software or any Intangibles thereof.

               (x)    "Registration" means any governmental filing, whether
                       ------------
federal, state, local, foreign or otherwise, related to Software or any Intangible, including, without limitation, all registrations of patents, copyrights, trademarks, service marks, trade names, and maskworks, and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

               (xi)  "Intangible" means:
                      ----------

                      (1) Patents, patent applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto;

                      (2) Trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for Registration thereof and all goodwill associated therewith;

                      (3) Copyrights, Registrations thereof and applications for Registration thereof;

                      (4) Maskworks, Registrations thereof and applications for Registration thereof;

                      (5) Trade secrets and confidential business information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, flow charts, processes, ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information);

                      (6)  Other proprietary rights;

                      (7) All income, royalties, Damages and payments due at Closing or thereafter with respect to the Owned Software, Customer Software, Other Software, or other Intangibles and all other rights thereunder including, without limitation, Damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof;

                      (8)  All rights to use all of the foregoing forever; and

                      (9) All other rights in, to, and under the foregoing in all countries.

          B.   Identification.
               --------------

               (i)    SCHEDULE 3.22(B)(I) of the Disclosure Schedule contains an
                      -------------------
accurate and complete list and description (including a name, product description, the language in which it is written and the type of hardware platform(s) on which it runs) of the following:

                      (1)  All Owned Software.

                      (2)  All Customer Software.

                      (3)  All Other Software.

               (ii)   SCHEDULE 3.22(B)(II) to the Disclosure Schedule:
                      --------------------

                      (1) Contains a complete list of each Registration of Company;

                      (2)  Identifies each pending Registration of Company;

                      (3) Identifies each application for or Registration regarding the Intangibles and Software of Company which have been withdrawn, abandoned, or have lapsed or been denied; and

                      (4) Specifies any advice to Company with respect to each such Registration or protectability of the Intangibles and Software, summarizing such advice. SCHEDULE 3.22 indicates Company' ownership of such items or the
             -------------
source of Company' right to use such items.

               (iii)  SCHEDULE 3.22(B)(III) to the Disclosure Schedule
                      ---------------------
identifies each Customer License Agreement, together with the term thereof, and each source code escrow agreement entered into by Company and relating to any Intangibles and Software identified in such Customer License Agreement.

               (iv)   SCHEDULE 3.22(B)(IV) to the Disclosure Schedule identifies
                      --------------------
each Distributor Agreement, together with the term thereof, and each source code escrow agreement entered into by Company and relating to any Intangibles and Software identified in such Distributor Agreement.

               (v)    SCHEDULE 3.22(B)(V) to the Disclosure Schedule identifies
                      -------------------
each Supplier License Agreement, together with the term thereof, all royalties or other amounts due thereon, and each source code escrow agreement entered into by the provider or licensor thereof running to the benefit of Company and relating to any Intangibles and Software identified in such Supplier License Agreement.

          C.   Ownership and Right to License.
               ------------------------------

               (i)    Except as set forth in SCHEDULE 3.22(C) of the Disclosure
                                             ----------------
Schedule, Company has good and marketable title to the Owned Software and Intangibles attributable to the Owned Software, and have the full right to use all of the Customer Software and Other Software, and Intangibles attributable thereto, as used or required to operate Company's businesses as currently conducted and as contemplated in the future in accordance with Company's written business plans, free and clear of any liens, claims, charges or encumbrances which would affect the use of such Software in connection with the operation of Company's business as currently conducted and as contemplated in the future in accordance with Company's written business plans.

               (ii) No rights of any third party not previously obtained are necessary to market, license, sell, modify, update, and/or create derivative works for any Software as to which Company take any such action in their respective businesses as currently conducted and as contemplated in the future in accordance with Company's written business plans.

               (iii)  None of the Software or Intangibles listed in SCHEDULE
                                                                    --------
3.22, or their respective past or current uses by or through Company have
----
violated or infringed upon, or is violating or infringing upon, any Software, patent, copyright, trade secret or other Intangible of any Person. Company have adequately maintained all trade secrets and copyrights with respect to such Software.

     Company has performed all obligations imposed upon them with regard to the Customer Software and Other Software which are required to be performed by them on or prior to the date hereof, and Company nor, to the Knowledge of Sellers, any other party, is in breach of or default thereunder in any respect, nor to the Sellers' Knowledge or the Knowledge of Company, is there any event which with notice or lapse of time or both would constitute a default thereunder.

               (iv) To the Knowledge of Sellers and Company, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of Company's rights to any of the Software or Intangibles listed in SCHEDULE
                                                                    --------
3.22.
----
               (v)    None of the Software or Intangibles listed in SCHEDULE
                                                                    --------
3.22 are owned by or registered in the name of Sellers, any current or former
----
owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, or contractor of Sellers or Company, nor does any such Person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Except as set forth in SCHEDULE 3.22, Company has not
                                                  -------------
granted any third party any exclusive rights related to any Owned Software.

               (vi) No litigation is pending and no claim has been made against Company or, to the Knowledge of Sellers and Company, is threatened, which contests the right of Company to sell or license to any Person or entity or use any of the Owned Software, Customer Software or Other Software. No former employer of any employee or consultant of Company has made a claim against Company or, to the Knowledge of Sellers and Company against any other Person, that Company or such employee or consultant is misappropriating or violating the Intangibles of such former employer.

               (vii) Company is not a party to nor bound by and, upon the consummation of the Contemplated Transactions, Buyer will not be a party to or bound by (as a result of any acts or agreements of Company), any license or other agreement requiring the payment by Company or their assigns of any royalty or license payment, excluding such agreements relating to the Customer Software or Other Software to the extent such royalty or license payment is expressly set forth in SCHEDULE 3.22.
         -------------

               (viii) Except as set forth in SCHEDULE 3.22(C), the Owned
                                             ----------------
Software, Customer Software, and Other Software and the information used by Company, and the Intangibles thereunder, are fully transferable to Buyer.

               (ix) No Software other than the Owned Software, Customer Software and Other Software is required to operate the business of Company as currently conducted and as contemplated in the future in accordance with the written business plans of Company.

               (x) Company has supplied Buyer with correct and complete copies of all Customer License Agreements, Distributor Agreements and Supplier License Agreements. Except as set forth in SCHEDULE 3.22(C), all Customer
                                           ----------------
License Agreements, Distributor Agreements and Supplier License Agreements may be assigned to Buyer free of cost or expense without obtaining the consent or approval of any other Person.

               (xi)   SCHEDULE 3.22(C) identifies all individuals compensated at
                      ----------------
an annual rate in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) who have contributed to the development of the Owned Software.

          D.   Performance.
               -----------

               (i)  Except as set forth in SCHEDULE 3.22(D)(I) of the Disclosure
                                           -------------------
Schedule, Company Software:

                    (1) Performs in accordance with all published specifications for Company Software;

                    (2) Complies with all other published documentation, descriptions and literature with respect to Company Software; and

                    (3) Complies with all representations, warranties and other requirements specified in all Customer License Agreements and Distributor Agreements.

     Except as set forth in SCHEDULE 3.22(D)(I), no claim has been made or, to
                            -------------------
the Knowledge of Company and the Sellers, is Threatened, that Company Software fails to perform as set forth in the immediately preceding sentence.

               (ii)  Except as set forth in SCHEDULE 3.22(D)(II), Company has
                                            --------------------
complied with all Customer License Agreements, Distributor Agreements and Supplier License Agreements, and to the Knowledge of Company and the Sellers, except as set forth in SCHEDULE 3.22, all other parties to such agreements have
                       -------------
complied with all provisions thereof and no default or event of default exists under any of the Customer License Agreements, Distributor Agreements and Supplier License Agreements.

               (iii) Except as set forth in SCHEDULE 3.22(D)(III), with respect
                                            ---------------------
to Company Software:

                    (1) Company maintain machine-readable master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Company.

                    (2) In each case, the machine-readable copy substantially conforms to the corresponding source code listing.

                    (3) Such Company Software is written in the language set forth in SCHEDULE 3.22, for use on the hardware set forth in SCHEDULE 3.22 with
         -------------                                       -------------
standard operating systems.

          E. Such Company Software can be maintained and modified by reasonable competent programmers familiar with such language, hardware and operating systems.

          F.   Millennium Compliance.  Except as set forth in SCHEDULE 3.22(E),
               ---------------------                          ----------------
the Owned Software and to the Knowledge of Company and the Sellers, the Customer Software and Other Software, are "Millennium Compliant." For the purposes of this Agreement "Millennium Compliant" means:

               (i) The functions, calculations, and other computing processes of the Owned Software, Customer Software and Other Software (collectively, "Processes") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Owned Software, Customer Software, and Other Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

               (ii) The Owned Software, Customer Software, and Other Software accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

               (iii) The Owned Software, Customer Software, and Other Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Owned Software, Customer Software, and Other Software, whether before, on, or after January 1, 2000;

               (iv) The Owned Software, Customer Software, and Other Software accept and respond to two (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

               (v) The Owned Software, Customer Software, and Other Software display, print, and provide electronic output of date information in ways that are unambiguous as to the determination of the century; and

               (vi) The Owned Software, Customer Software, and Other Software have been tested by Company to determine whether the Owned Software, Customer Software, and Other Software are Millennium Compliant. Company shall deliver the test plans and results of such tests upon written request from Buyer. Company shall notify Buyer immediately of the results of any tests or any claim or other information that indicates the Owned Software, Customer Software, and Other Software are not Millennium Compliant.

          G.   Trade Secrets and Confidential Information.  Without limiting any
               ------------------------------------------
of the foregoing representations and warranties contained in the preceding subparagraphs of this Section 3.22., to the Knowledge of Company and the Sellers, no current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, or contractor of Company or the Sellers has disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any Person other than Company, any trade secrets or proprietary information, including, without limitation, the source codes for Company Software; provided, however, the trade secrets and proprietary information listed on SCHEDULE 3.22(G) have been disclosed to Physician's Equity
                      ----------------
Resources, Inc. ("PER").

     All Customer License Agreements, Distributor Agreements, software development agreements, and any other written agreement between Company and any third party in which trade secrets or confidential information of Company, Company's customers, agents, or suppliers are disclosed binds the recipient thereof to take reasonable steps to protect the proprietary rights of Company and their customers, agents, and suppliers in such trade secrets and confidential information.

     16.23. CERTAIN PAYMENTS.  Since December 31, 1992, neither Company nor any
            ----------------
director, officer, agent, or employee of Company, nor to Sellers' Knowledge any other Person associated with or acting for or on behalf of Company, has directly or indirectly:

            A. Made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business; (ii) to pay for favorable treatment for business secured; (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Company or any Affiliate of Company or (iv) in violation of any Legal Requirement.

             B. Established or maintained any fund or asset that has not been recorded in the books and records of Company.

     16.24.  DISCLOSURE.
             ----------

             A. No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

             B. No notice given pursuant to Section 5.5. will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

             C. There is no fact known to either Seller that has specific application to either Seller or Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Company (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Schedule.

     16.25.  RELATIONSHIPS WITH RELATED PERSONS.  Except as set forth in
             ----------------------------------
SCHEDULE 3.25 of the Disclosure Schedule, no Seller nor any Related Person of Sellers nor of Company has, or since December 31, 1992, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Company's businesses.

     No Seller nor any Related Person of Sellers or of Company is, or since December 31, 1992, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has:

             A. Had business dealings or a material financial interest in any transaction with Company; or

             B. Engaged in competition with Company with respect to any line of the products or services of such Company (a "Competing Business") in any market presently served by such Company except for less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

     Except as set forth in SCHEDULE 3.25 of the Disclosure Schedule, no Seller
                            -------------
or any Related Person of Sellers or of Company is a party to any Contract with, or has any claim or right against, Company.

     16.26.  BROKERS OR FINDERS.  Sellers and their agents have incurred no
             ------------------
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     16.27.  SPECIAL REPRESENTATIVE REGARDING MSI INTEGRATED SERVICES, INC. To
             -------------------------------------------------------------
the Knowledge of each Seller, MSI Integrated Services, Inc. ("MSIIS") does not presently compete and has no intention to compete or engage in any business in competition with the business of the Company. The Sellers have no direct or indirect ownership interest in MSIIS, and MSIIS has never made any claim with respect to the Owned Software or any of the Intangibles owned or used by the Company.

17.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Sellers as follows:

     17.1.  ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly
            ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

     17.2.  AUTHORITY.  This Agreement constitutes the legal, valid, and binding
            ---------
obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Escrow Agreement, the Restrictive Covenants Agreements and the Employment Agreements (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

     17.3.  INVESTMENT INTENT. Buyer is acquiring the Shares for its own account
            -----------------
and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     17.4.  CERTAIN PROCEEDINGS.  There is no pending Proceeding that has been
            -------------------
commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     17.5.  BROKERS OR FINDERS.  Buyer and its officers and agents have incurred
            ------------------
no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

18.  COVENANTS OF SELLERS PRIOR TO CLOSING DATE.

     18.1.  ACCESS AND INVESTIGATION.  Between the date of this Agreement and
            ------------------------
the Closing Date, Sellers will, and will cause Company and its Representatives to:

            A. Afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data;

            B. Furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request; and

            C. Furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     18.2.  OPERATION OF THE BUSINESS OF COMPANY.  Between the date of this
            ------------------------------------
Agreement and the Closing Date, Sellers will, and will cause Company to:

            A. Conduct the business of Company only in the Ordinary Course of Business;

            B. Use their Best Efforts to preserve intact the current business organization of Company, keep available the services of the current officers, employees, and agents of Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Company;

            C. Confer with Buyer concerning operational matters of a material nature; and

            D. Otherwise report periodically to Buyer concerning the status of the business, operations, and finances of Company.

     18.3.  NEGATIVE COVENANT.  Except as otherwise expressly permitted by this
            -----------------
Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16. is likely to occur.

     18.4.  REQUIRED APPROVALS.  As promptly as practicable after the date of
            ------------------
this Agreement, Sellers will, and will cause Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause Company to:

            A. Cooperate with Buyer with respect to all filings that Buyer reasonably elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions; and

            B.  Cooperate with Buyer in obtaining all required Consents.

     18.5.  NOTIFICATION.  Between the date of this Agreement and the Closing
            ------------
Date, each Seller will promptly notify Buyer in writing if such Seller or Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

     Should any such fact or condition require any change in the Disclosure
Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5. or of the occurrence of any event that may make the satisfaction of the conditions in Section 7. impossible or unlikely.

     18.6.  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.  Except as expressly
            ------------------------------------------
provided in this Agreement, Sellers will cause all indebtedness owed to Company by either Seller or any Related Person of either Seller to be paid in full prior to Closing.

     18.7.  NO NEGOTIATION.  Until such time, if any, as this Agreement is
            --------------
terminated pursuant to Section 9., Sellers will not, and will cause Company and its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of Company, or any of the capital stock of Company, or any merger, consolidation, business combination, or similar transaction involving Company.

19.  COVENANTS OF BUYER PRIOR TO CLOSING DATE.

     19.1.  APPROVALS OF GOVERNMENTAL BODIES/THIRD PARTY CONSENTS.  As promptly
            -----------------------------------------------------
as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions.

     Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to:

            A. Cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions; and

            B.  Cooperate with Sellers in obtaining all consents identified in

SCHEDULE 3.2 of the Disclosure Schedule; provided that this Agreement will not
------------
require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     19.2.  BEST EFFORTS.  Except as set forth in Section 6.1., between the date
            ------------
of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7. and 8. to be satisfied.

20.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     20.1.  ACCURACY OF REPRESENTATIONS.
            ---------------------------

            A. All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

            B. Each of Sellers' representations and warranties in Article 3. must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

     20.2.  SELLERS' AND COMPANY'S PERFORMANCE.
            ----------------------------------

            A. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            B. Each document required to be delivered pursuant to Section 2.4. must have been delivered, and each of the other covenants and obligations in Sections 5.4. and 5.8. must have been performed and complied with in all respects.

            C. Company shall have generated One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00) or more of Operating Income for the twelve
(12) month period ending December 31, 1997.

     20.3.  CONSENTS.  Each of the Consents identified in SCHEDULE 3.2 of the
            --------                                      ------------
Disclosure Schedule must have been obtained and must be in full force and effect.

     20.4.  ADDITIONAL DOCUMENTS.  Seller shall deliver such other documents as
            --------------------
Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4.A.; (ii) evidencing the accuracy of any of Sellers' representations and warranties; (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller;
(iv) evidencing the satisfaction of any condition referred to in this Section 7. or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     20.5.  NO PROCEEDINGS.  Since the date of this Agreement, there must not
            --------------
have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (i) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     20.6.  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.  There must not
            ---------------------------------------------------
have been made or Threatened by any Person any claim asserting that such Person
(i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of Company or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

     20.7.  NO PROHIBITION.  Neither the consummation nor the performance of any
            --------------
of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (i) any applicable Legal Requirement or Order or (ii) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

     20.8.  APPROVAL OF BUYER'S LENDER.  FINOVA Capital Corporation or such
            --------------------------
other institution that is acting as the senior lender to Buyer at the time the Closing is scheduled shall have approved the Contemplated Transactions and shall have loaned to the Buyer and its Affiliates sufficient money to fund the Cash Purchase Price and shall have agreed to lend to the Buyer sufficient money to fund the Earnout, subject to usual and customary conditions imposed on the Buyer in order to draw-down funds on the Buyer's line of credit.

     20.9.  DUE DILIGENCE.  Buyer shall have completed to its complete and sole
            -------------
satisfaction a detailed investigation of the business of the Company and all assets and agreements relating thereto, and shall be satisfied with the results of such investigation.

21.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.

     Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     21.1.  ACCURACY OF REPRESENTATIONS.  All of Buyer's representations and
            ---------------------------
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     21.2.  BUYER'S PERFORMANCE.
            -------------------


            A. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

            B. Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4. and must have made the cash payment required to be made by Buyer pursuant to Sections 2.2.

     21.3.  CONSENTS.  Each of the Consents identified in SCHEDULE 3.2 of the
            --------                                      ------------
Disclosure Schedule must have been obtained and must be in full force and effect.

     21.4.  ADDITIONAL DOCUMENTS.  Buyer must have caused the following
            --------------------
documents to be delivered to Sellers such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 2.4.A.(ii); (ii) evidencing the accuracy of any representation or warranty of Buyer; (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer; (iv) evidencing the satisfaction of any condition referred to in this Section 8. or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     21.5.  NO INJUNCTION.  There must not be in effect any Legal Requirement or
            -------------
any injunction or other Order that (i) prohibits the sale of the Shares by Sellers to Buyer and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

22.  TERMINATION.

     22.1.  TERMINATION EVENTS.
            ------------------

     This Agreement may, by notice given prior to or at the Closing, be terminated:

            A. By either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

            B. (i) By Buyer if any of the conditions in Section 7. has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

                (ii) By Sellers, if any of the conditions in Section 8. has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

            C.  By mutual consent of Buyer and Sellers; or

            D. By either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before Monday, March 2, 1998, or such later date as the parties may agree upon.

     22.2.  EFFECT OF TERMINATION.  Each party's right of termination under
            ---------------------
Section 9.1. is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1., all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1. and 11.3. will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one (1) or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

23.  INDEMNIFICATION; REMEDIES.

     23.1.  AGREEMENT BY SELLERS TO INDEMNIFY.  Sellers, jointly and severally
            ---------------------------------
(the "Seller Indemnifying Parties"), agree that they will indemnify and hold Buyer harmless in respect of the aggregate of all indemnifiable Damages of Buyer.

     For this purpose, "indemnifiable Damages" of Buyer means the aggregate of all Damages incurred or suffered by Buyer resulting from:

            A. Any inaccurate representation or warranty made by Sellers in or pursuant to this Agreement;

            B. Any default in the performance of any of the covenants or agreements made by Sellers in this Agreement; or

            C. The failure of any Seller to pay, discharge or perform any liability or obligation of Sellers or of Company resulting from the operation of Company's business prior to the Closing Date.

            D. Any Damages arising from any relationship with any customer of Company relating to the license, support, maintenance, or upgrade of the Company Software or any services provided or to be provided by Company to such customer, whether the final element of any cause of action giving rise to such Damages arises before or after the Closing Date under the following situations: (1) the indemnification set forth in this subparagraph D. for software license agreements in existence as of the Closing Date shall only be for Damages in excess of the license fees paid under such license agreement (except as set forth in item (3) below), (2) the indemnification set forth in this subparagraph
D. for software maintenance or support agreements in existence as of the Closing Date shall only be for Damages in excess of the maintenance or support fees paid under such agreement for the 12 month period prior to the date such claim was made (except as set forth in item (3) below), and (3) the indemnification set forth in this subparagraph D. for software maintenance obligations that are not terminable as a matter of contract right by the Company shall not be so limited; however, the Company shall take reasonable effort to supersede such agreements at the time annual renewal fees are due. The right of indemnification set forth in this subparagraph D. is conditioned on the Company's good faith efforts to perform its obligations under its existing agreements with customers. With respect to each agreement with each customer of the Company, the obligations of indemnification under this subparagraph D. shall expire for claims that have not arisen by the earlier of the date that the Company has a contractual right to terminate such agreement, the date that such agreement actually terminates, or the date such agreement is superseded.

          E. Any losses or claims of loss occurring as a result of a customer or such customer's employees or agents selling, licensing, or otherwise distributing or using the Company Software other than for the internal use of such customer; provided however, the indemnification set forth in this subparagraph E. for any particular customer shall not be effective after such customer executes Buyer's standard form of software license agreement and software maintenance agreement, as designated by Buyer from time to time or as otherwise approved by Buyer in writing.

     Without limiting the generality of the foregoing, with respect to the measurement of "indemnifiable Damages", Buyer shall have the right to be put in the same financial position as it would have been had each of the representations and warranties of Sellers been true and correct and had each of the covenants of Sellers been performed in full.

     The amount of any indemnifiable Damages otherwise payable to Buyer hereunder shall be reduced if the indemnifiable Damages incurred by Buyer will provide Buyer with income tax deductions or credits. The amount of the reduction shall be the amount of the actual cash tax savings realized by Buyer as a result of such deductions or credits, discounted to its present value as of the date of the payment of the indemnifiable Damages from the date such indemnifiable Damages were incurred by Buyer at the rate of interest charged on such date by the Internal Revenue Service on underpayment of taxes.

     The foregoing obligation of Seller Indemnifying Parties to indemnify Buyer shall be subject to each of the following principles or qualifications:

          23.1.1. Each of the representations and warranties made by Sellers in this Agreement or pursuant hereto, shall survive for a period of five (5) years at the Closing; provided, however, that the representations and warranties made by Sellers to the extent they relate to Sellers' title to the Shares shall survive forever and that the representations and warranties made by Seller and Shareholder in Section 4.5. hereof ("Tax Matters") shall in each case survive until the first (1st) anniversary of the later of:

                   A. The date on which applicable period of limitation on assessment or refund of tax has expired; or

               B. The date on which the applicable taxable year (or portion thereof) has been closed.

     No claim for the recovery of indemnifiable Damages may be asserted by Buyer against Seller Indemnifying Parties or their successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred. In addition, the Seller Indemnifying Parties shall have no liability with respect to indemnifiable Damages until the total of all such Damages exceeds $20,000.00 in which event the Seller Indemnifying Parties shall be obligated to indemnify Buyer as provided herein for all such Damages. Notwithstanding the foregoing, in no event shall the aggregate liability of the Seller Indemnifying Parties under this Section 10. exceed the Purchase Price.

     23.2.  AGREEMENTS BY BUYER TO INDEMNIFY.  Buyer (the "Buyer Indemnifying
            --------------------------------
Party"), agrees to indemnify and hold Seller and Shareholder (the "Seller Indemnified Parties") harmless in respect of the aggregate of all indemnifiable Damages of any of Seller Indemnified Parties.

     For this purpose, "indemnifiable Damages" of any of Seller Indemnified Parties means the aggregate of all Damages incurred or suffered by any of Seller Indemnified Parties resulting from:

            A. Any inaccurate representation or warranty made by Buyer or pursuant to this Agreement; or

            B. Any default in the performance of any of the covenants or agreements made by Buyer in this Agreement.

     Without limiting the generality of the foregoing, with respect to the measurement of "indemnifiable Damages", each of Seller Indemnified Parties shall have the right to be put in the same financial position as they would have been had each of the representations and warranties of Buyer Indemnifying Parties been true and correct and had each of the covenants of Buyer Indemnifying Parties been performed in full.

     The amount of any indemnifiable Damages otherwise payable to any Seller Indemnified Party hereunder shall be reduced if the indemnifiable Damages incurred by Seller Indemnified Party will provide such Party with income tax deductions or credits. The amount of the reduction shall be the amount of the actual cash tax savings realized by Seller Indemnified Party as a result of such deductions or credits discounted to its present value as of the date of the payment of the indemnifiable Damages from the date such indemnifiable Damages were incurred by Seller Indemnified Party at the rate of interest charged on such date by the Internal Revenue Service on underpayment of taxes.

     The foregoing obligation of Buyer Indemnifying Parties to indemnify Seller Indemnified Parties shall be subject to each of the following principles or qualifications:

          23.2.1. Each of the representations and warranties made by Buyer in
Article 3 of this Agreement shall survive for a period of three (3) years after the Closing Date, and thereafter all such representations and warranties shall be extinguished.

     No claim for the recovery of indemnifiable Damages pursuant to clause (i) of Section 10.2. may be asserted by Seller Indemnified Parties against Buyer Indemnifying Parties or its successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred.

     23.3. MATTERS INVOLVING THIRD PARTIES.  If any third party shall notify
           -------------------------------
Buyer or Seller (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 10. then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party thereby is Damaged.

     If any Indemnifying Party notifies the Indemnified Party within fifteen
(15) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then:

          A. The Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice satisfactory to the Indemnified Party;

          B. The Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes that the counsel the Indemnifying Party has selected has a conflict of interest);

          C. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably); and

          D. The Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

     If no Indemnifying Party notifies the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it may deem appropriate.

     23.4. OTHER AGREEMENTS.  Any indemnity obligations which Seller may have to
           ----------------
Buyer can be discharged by the Escrow Agent from the funds held in escrow pursuant to Section 2.4.A.(vii). above.

24.  GENERAL PROVISIONS.

     24.1. EXPENSES.  Except as otherwise expressly provided in this Agreement,
           --------
each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

     Sellers will cause Company not to incur any out-of-pocket expenses in connection with the Contemplated Transactions. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     24.2. PUBLIC ANNOUNCEMENTS.  Any public announcement or similar publicity
           --------------------
with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

     Sellers and Buyer will consult with each other concerning the means by which Company's employees, customers, and suppliers and others having dealings with Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     24.3. CONFIDENTIALITY.  Between the date of this Agreement and the Closing
           ---------------
Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and Company to maintain in confidence, and not use to the detriment of another party or an Company any written, oral, or other information obtained in confidence from another party or an Company in connection with this Agreement or the Contemplated Transactions, unless:

           A. Such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;

           B. The use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions; or

           C. The furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

     24.4. NOTICES.  All notices, consents, waivers, and other communications
           -------
under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt); (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


          Sellers:            Kurt I. Lawrence
                              4666 Jefferson Township Lane
                              Marietta, Georgia 30066
                              Telephone:  (770) 594-7866
                              Telecopy:    (770) 973-1692

                              Karen A. Lawrence
                              4666 Jefferson Township Lane
                              Marietta, Georgia 30066
                              Telephone:  (770) 594-7866
                              Telecopy:    (770) 973-1692

                              Philip E. Warenik
                              1421 Chardin Drive
                              Marietta, Georgia 30062
                              Telephone:  (770) 579-6212
                              Telecopy:    (770) 973-1692


          With a copy to:     Manko & Hogan
                              332 Lawrence Street, N.E.
                              Marietta, Georgia 30060
                              Attention:  J. Stephen Manko, Esq.
                              James D. Hogan, Jr., Esq.
                              Telecopy No.:  (770) 422-7730

          Buyer:              InfoCure Corporation
                              1765 The Exchange
                              Suite 450
                              Atlanta, Georgia 30339
                              Attention:  James K. Price
                              Telecopy No.:  (770) 857-1300

          With a copy to:     Morris, Manning & Martin, L.L.P.
                              1600 Atlanta Financial Center
                              3343 Peachtree Road, N.E.
                              Atlanta, Georgia 30326-1044
                              Attention:  Richard L. Haury, Jr., Esq.
                              Telecopy No.:  (404) 365-9532

     24.5. JURISDICTION; SERVICE OF PROCESS.  Any action or proceeding seeking
           --------------------------------
to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of DeKalb, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     24.6. FURTHER ASSURANCES.  The parties agree (i) to furnish upon request to
           ------------------
each other such further information; (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     24.7. WAIVER.  The rights and remedies of the parties to this Agreement are
           ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     To the maximum extent permitted by applicable law:

           A. No claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one (1) party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

           B. No waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

           C. No notice to or demand on one (1) party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     24.8.  ENTIRE AGREEMENT AND MODIFICATION.  This Agreement supersedes all
            ---------------------------------
prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated November 20,
1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     24.9.  DISCLOSURE SCHEDULE.
            -------------------

            A. The disclosures in the Disclosure Schedule, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

            B. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     24.10. ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS.  Neither party
            -------------------------------------------------
may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

     Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     24.11. SEVERABILITY.  If any provision of this Agreement is held invalid or
            ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     24.12. SECTION HEADINGS; CONSTRUCTION.  The headings of Sections in this
            ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     24.13. TIME OF ESSENCE.  With regard to all dates and time periods set
            ---------------
forth or referred to in this Agreement, time is of the essence.

     24.14. GOVERNING LAW.  This Agreement will be governed by the laws of the
            -------------
State of Georgia without regard to conflicts of laws principles.

     24.15. COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                   [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


BUYER:                                  SELLERS:

InfoCure Corporation


By:/s/ James K. Price                   /s/ Kurt I. Lawrence     (SEAL)
   ---------------------------------    ---------------------------------------
                                        Kurt I. Lawrence
Title:Executive Vice President
      ------------------------------

Date:_______________________________    Date:__________________________________



                                        /s/ Karen A. Lawrence     (SEAL)
                                        ---------------------------------------
                                        Karen A. Lawrence


                                        Date:



                                        /s/ Philip E. Warenik     (SEAL)
                                        ---------------------------------------
                                        Philip E. Warenik


                                        Date:__________________________________

                                   SCHEDULES
                                   ---------

SCHEDULE 2.4            Employees Signing Covenants Agreements
------------
SCHEDULE 3.1            Incorporation, Capitalization and Foreign Qualifications
------------
                        of Company
SCHEDULE 3.2            Violations/Required Third Party Consents
------------
SCHEDULE 3.4            Financial Statements
------------
SCHEDULE 3.6            Real Property, Leaseholds and Other Interests Owned by
------------
                        Any Acquired Company (Including, Without Limitation,
                        Properties and Asset Purchased Subsequent to the Date
                        of the Balance Sheet)
SCHEDULE 3.8            Aged Accounts, Receivable as of January 1, 1998
------------
SCHEDULE 3.10           Liabilities of Acquired Companies
-------------
SCHEDULE 3.11           Delinquent Tax Returns, Disputed Assessments,
-------------
                        Deficiencies and Adjustments, Audits, Extensions, Target
                        Affiliates and Related Matters
Schedule 3.13.1         Company Plans, Company Other Benefit Obligations,
---------------
                        Participants in plans other than current and former
                        employees of company
SCHEDULE 3.14           Non-Compliance With Legal Requirements; Governmental
-------------
                        Authorizations
SCHEDULE 3.15           Legal Proceedings; Orders
-------------
SCHEDULE 3.16           Changes and Events Outside of Ordinary Course of
-------------
                        Business
SCHEDULE 3.17(A)        Material Contracts
----------------
SCHEDULE 3.17(C)        Related Person Contracts
----------------
SCHEDULE 3.17(D)        Exceptions to Enforceability of Material Contracts
----------------
SCHEDULE 3.17(E)        Exceptions to Compliance With Material Contracts
----------------
SCHEDULE 3.18(B)        Exceptions to Adequacy, Enforceability of Insurance
----------------
SCHEDULE 3.19           Environmental Matters
-------------
SCHEDULE 3.20           Employees and Directors of Acquired Companies Including
-------------
                        Information Regarding Retired Employees or Directors
SCHEDULE 3.22           Intellectual Property Rights; Company Software
-------------
SCHEDULE 3.22(B)(I)     List of All Owned Software, Customer Software, Other
-------------------
                        Software
SCHEDULE 3.22(B)(II)    Registrations of the Acquired Companies
--------------------
SCHEDULE 3.22(B)(III)   Customer License Agreements
---------------------
SCHEDULE 3.22(B)(IV)    Distributor Agreements
--------------------
SCHEDULE 3.22(B)(V)     Supplier License Agreements
-------------------
SCHEDULE 3.22(C)        Exceptions to Ownership and Right to License Owned
----------------
                        Software and Intangibles and List of All Individuals
                        Compensated at an Annual Rate in Excess of $25,000.00
                        Who Have Contributed to the Development of Owned
                        Software
SCHEDULE 3.22(D)(I)     Exceptions to Performance of Acquired Companies
-------------------
                        Software
SCHEDULE 3.22(D)(II)    Exceptions to Compliance With Customer License
--------------------
                        Agreements, Distributor Agreements and Supplier License
                        Agreements
SCHEDULE 3.22(D)(III)   Exceptions to Readability/Reproducibility of Acquired
---------------------
                        Companies Software
SCHEDULE 3.22(E)        Millennium Compliance
----------------

SCHEDULE 3.22(G)
----------------
SCHEDULE 3.25           Related Party Contracts, Claims or Rights Against
-------------
                        Acquired Companies

                                   EXHIBITS
                                   --------


              EXHIBIT A          Opinion of Sellers' Counsel
              ---------

              EXHIBIT B          Restrictive Covenant Agreement
              ---------

              EXHIBIT C          Employment Agreement - Kurt I. Lawrence
              ---------

              EXHIBIT D          Employment Agreement - Philip E. Warenik
              ---------

              EXHIBIT E          Covenants Agreements
              ---------

              EXHIBIT F          Escrow Agreement
              ---------

              EXHIBIT G          Certificate of Sellers
              ---------

              EXHIBIT H          Wire Transfer Instructions
              ---------

              EXHIBIT I          Registration Rights Agreement
              ---------

              EXHIBIT J          Certificate of Buyer
              ---------

              EXHIBIT K          Opinion of Buyer's Counsel
              ---------

              EXHIBIT L          PER Agreement
              ---------

              EXHIBIT M          Subscription Agreements
              ---------

              EXHIBIT N          Termination of Shareholders Agreement
              ---------

              EXHIBIT O          Termination of Steve Avery's Employment
              ---------
                                 Agreement

              EXHIBIT P          Assignment and Assumption of Lease; Assumption
              ---------
                                 Agreement

                                      -54-